UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: January 28, 2002
HOUSEHOLD INTERNATIONAL, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation of Administrator)	1-8198 (Commission File Numbers)	36-3121988 (IRS Employer Identification Number of Registrant)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Administrator)		60070 (Zip Code)
Administrators telephone number, including area code 847/564-5000

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Item 9. Regulation FD Disclosure

During the week of January 28, 2002, representatives of Household International, Inc. appeared before certain fixed income investors and analysts at various locations in Europe. At these presentations the Household representatives provided guidance with respect to 2002. This guidance made by these representatives at this conference is included in this Form 8K as Exhibit 99 and is being furnished in accordance with Regulation FD of the Securities and Exchange Commission.

The presentation includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such will involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Household, or its subsidiaries, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on information, which is available to Household on the date they are made, and therefore they express Household's current views and current assumptions that may change. For a list of important factors that could affect Household's actual results or could cause such results to vary materially from those expressed in the information furnished with this filing on Form 8-K , please see Household's Form 10K for the year ended December 31, 2000 which has been previously filed with the Securities and Exchange Commission.

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SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOUSEHOLD INTERNATIONAL, INC. (Registrant)

By: /s/ J. W. Blenke J. W. Blenke Vice President - Corporate Law and Assistant Secretary
Dated: January 28, 2002

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EXHIBIT INDEX

Exhibit Number	Exhibit
99	Guidance from Household International, Inc., provided to fixed income investors and analysts at various locations in Europe the week of January 28, 2002.

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